Exhibit 10.2

LEASE AGREEMENT

     THIS LEASE made this 18th day of June, 2000, by and between Jagar, L.L.C., a Michigan limited liability company, whose address is 27750 Stansbury, Suite 200, Farmington Hills, Michigan 48334 the Lessor, hereinafter designated as the Landlord, and Picometrix, Inc., a Michigan Corporation, whose address is 2901 Hubbard, Ann Arbor, Michigan 48104, the Lessee, hereinafter designated as the Tenant.

ARTICLE I DESCRIPTION

     WITNESSETH: The Landlord, in consideration of the rents to be paid and the covenant and agreement to be performed by the Tenant, does hereby lease unto the Tenant the following described premises situated in the City of Ann Arbor, County of Washtenaw, State of Michigan, to wit: approximately 25802 square feet within a multi-tenant facility as more fully set for in Exhibit A (the "leased premises"), Tenant's facility is more commonly known as 2529 Boardwalk, Suite 100.

ARTICLE II RENT AND TERMS

     Section 1. The original term (the "Term") of this Lease will commence (the "Commencement Date") on the earlier of: (i) the date Tenant takes possession of the leased premises; or (ii) the date Landlord tenders possession of the leased premises to Tenant "ready for occupancy" as defined below. The Lease shall end on the last day of the one hundred twentieth (120) month. If the Commencement Date is other than the first day of a calendar month, the Term will be extended to terminate on the last day of the calendar month in which it would otherwise terminate under the preceding sentence. The leased premises will be conclusively deemed "ready for occupancy" under this Article II Section 1 as soon as the work (excluding the clean rooms) (the "Improvements") set forth in Exhibit "B" has been substantially completed and after the issuance of a temporary certificate of occupancy for the leased premises by the City of Ann Arbor. The leased premises will not be considered unready or incomplete if only minor or unsubstantial details of construction, decoration or mechanical adjustments remain to be done within the Improvements, or if only landscaping or exterior trim remains to be done outside the Improvements, or if the delay in the availability of the leased premises for Tenant's occupancy is caused in whole or in part by Tenant. Landlord will require its contractor to cooperate with Tenant's installers of equipment, trade fixtures, furnishings and decorations attached to the Improvements to the maximum extent possible, but Tenant agrees that delay of or interference with construction caused by such installers will not postpone the Commencement Date or the obligation to begin paying rent. By occupying the leased premises, Tenant will be deemed to have accepted the leased premises and acknowledged that they are in the condition called for in this Lease, subject only to "punch list" items (as the term "punch list" is customarily used in the construction industry) identified by Tenant by written notice delivered to Landlord within thirty (30) days after the date Landlord tenders possession of the leased premises to Tenant and accepted by Landlord as its responsibility hereunder. Landlord will use its best efforts to complete any “punch list” items identified by Tenant within thirty (30) days of receipt of such notice.

     Section 2. Should the term of this Lease commence on a day other than the first day of a calendar month, then the rental for such month shall be prorated on a daily basis based upon a thirty (30) day calendar month. Should any lease year contain less than twelve (12) calendar months, said annual rental shall be appropriately prorated. The Tenant shall pay at the time of execution of this Lease the first full month's rent of Thirty Two Thousand Nine Hundred Nineteen and 5/100 ($32,919.05) Dollars, together with a one (1) month security deposit in the amount of Thirty Two Thousand Nine Hundred Nineteen and 5/100 ($32,919.05) Dollars for a total amount of Sixty Five Thousand Eight Hundred Thirty Eight and 10/100 ($65,838.10) Dollars, receipt of which is hereby acknowledged. The remaining rental due hereunder shall be paid as follows:

Months 2 through the end of Lease Term:

     Tenant shall pay as base rental (the "Base Rent") during this one hundred twenty (120) month period the sum of Two Million Nine Hundred Ninety Eight Thousand One Hundred Ninety Two and 40/100 ($2,998,192.40) Dollars, payable in monthly installments of Twenty Four Thousand Nine Hundred Eighty Four and 94/100 ($24,984.94) Dollars, due and payable on the first day (1st) day of each and every month commencing as defined in Article II, Section I, (which first month's rental has already been received) for the next one hundred nineteen (119) consecutive months.

     In the event that Tenant does not pay, when due and payable, or within seven (7) days thereafter, any rent or any additional rent, Landlord may charge interest thereon in accordance with Article XXXV. This right to charge interest in accordance with Article XXXV shall be an addition to any other remedies that Landlord may have under the terms of this Lease Agreement or otherwise. Rent is payable at 27750 Stansbury, Suite 200, Farmington Hills, Michigan 48344, or at such other place as Landlord may give written notice to Tenant.

     Section 3. The Improvements will be completed on or before December 1, 2000 (the “Scheduled Completion Date”). If in good faith Landlord is delayed or hindered in construction by any labor dispute, strike, lockout, fire, unavailability of material, severe weather, acts of God, restrictive governmental laws or regulations, riots, insurrection, war or other casualty or events or a similar nature beyond its reasonable control, or as a result of change orders or other requests by or acts of Tenant (collectively the "Excusable Event"), the date for completion shall be extended for the period of delay caused by the Excusable Event. The Scheduled Completion Date as extended as a result of the occurrence of an Excusable Event or with the consent of Tenant, is herein referred to as the Completion Date.

     Section 4. The Tenant hereby hires the said premises for the said term as above mentioned and covenants well and truly to pay, or cause to be paid unto the Landlord at the dates and times above mentioned, the rent above reserved. (See Security Provision attached hereto and made a part of this Lease.)

ARTICLE III TAXES

     Section 1. Tenant shall pay, as additional rent, to Landlord during the term of this Lease its proportionate share of all taxes and assessments which may be levied or assessed by any lawful authority, for each calendar year during the term hereof, against the land, building or improvements comprising the leased premises. (Such taxes and assessments being hereinafter called "Taxes".) Tenant's proportionate share of all taxes incurred by Landlord under this Article III shall be 51.24%. Should the State of Michigan or any political subdivision thereof or any governmental authority having jurisdiction thereover, now or hereafter impose a tax and/or assessment of any kind or nature upon, against or with respect to the rentals payable by Tenant to Landlord or any revenues of Landlord derived from the leased premises or with respect to Landlord's or the individuals or entities which form the Landlord herein, ownership of the land and building or buildings comprising the leased premises, either by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and such building or buildings, or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and such building or buildings for the purpose of this paragraph and Tenant shall be obligated to pay it as provided herein; provided, however, Tenant shall not be required to pay any share of Landlord's federal, state or local income taxes. In addition, should any governmental authority having jurisdiction thereover impose a tax or surcharge of any kind or nature upon, against or with respect to the parking areas or the number of parking spaces comprising the leased premises, such tax or surcharge shall likewise be deemed a constituted tax and/or assessment against such land and such building or buildings for the purpose of this paragraph and Tenant shall be obligated to pay such tax provided herein.

     Section 2. At the option of Landlord, Tenant shall pay all taxes within ten (10) days of presenting the tax bill, or the taxes shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's share of the premises taxes of such calendar year. In the event the total amount of monthly installments paid by Tenant pursuant to this Article does not equal the sum due from Tenant as shown on such statement, then Tenant shall pay to Landlord the deficiency within ten (10) days after demand therefor by Landlord; or Landlord shall credit such excess to the next installment of rent due from Tenant, as the case may be. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes against the property to which such bill relates. Prior to, or at the commencement of the term of this Lease and from time to time thereafter throughout the term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Landlord's and Tenant's obligation under this Lease shall survive the expiration of this Lease.

     Section 3. Notwithstanding anything in this Article to the contrary, all costs and expenses incurred by Landlord during negotiations for or contests of the amount of taxes shall be included within the term "Taxes". In the event a refund is obtained, Landlord shall credit a portion thereof to the next installment of rent due from Tenant, such portion to be based upon the percentage of the original taxes paid by Tenant from which the refund was derived.

     Section 4. Tenant, at all times shall be responsible for and shall pay, before delinquent, all taxes levied, assessed or unpaid on any leasehold interest, any right of occupancy, any investment of Tenant in the premises, or any personal property of any kind owned, installed or used by Tenant including Tenant's leasehold improvements or on Tenant's right to occupy the premises.

     Section 5. Tenant shall, in addition to the foregoing, pay any new tax of a nature not presently in effect but which may be hereafter levied, assessed, or imposed upon the Landlord or the demised premises, if such tax shall be based on or arise out of the ownership, use or operation of the leased premises. For the purpose of computing Tenant’s liability for such new type of tax, the leased premises shall be deemed the only property of Landlord.

     Section 6. If Tenant is the beneficiary of a tax abatement on either real or personal property, the benefit shall accrue only to the Tenant and shall not be prorated among other tenants in the leased premises.

ARTICLE IV INSURANCE AND INDEMNITY

     Section 1. Tenant, at its own expense, shall maintain for the mutual benefit of Landlord and Tenant, insurance of the following character:

A) Comprehensive General Liability; insurance against claims for bodily injury, personal injury, death or property damage, and the business operated by Tenant and any subtenants of Tenant in the leased premises, occurring on, at or about the demised premises, such insurance to afford protection for Landlord and such other parties as Landlord shall then designate, of not less than Two Million and no/100 ($2,000,000.00) Dollars, with respect to bodily injury, personal injury or death to anyone person, not less than Two Million and no/100 ($2,000,000.00) Dollars, with respect to anyone accident or occurrence and not less than One Million and no/100 ($1,000,000.00) Dollars, with respect to property damage. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant, and such other parties as Landlord may designate, all of whom shall be deemed as additional named insureds, and shall contain a clause that the insured will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurance certifying to the issuance of such policy shall be delivered to, Landlord prior to the commencement of Tenant's Work and upon renewals not less than thirty (30) days prior to the expiration of such coverage.

B) Workman's Compensation; during the term and any extension thereof of this Lease, covering all persons employed in connection with any work done on or about the demised premises with respect to which claims for death or bodily injury shall be asserted against Landlord, Tenant, or the demised premises.

C) Personal Property; Tenant agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the leased premises, in an amount equal to not less than eighty percent (80%) of the actual replacement cost thereof and to furnish Landlord with a certificate evidencing such coverage.

D) Plate Glass; Tenant shall provide plate glass insurance, if applicable.

E) Additional Named Insured: Landlord, along with any desired mortgagee if required, are to be named as additional named insureds under the policies.

Section 2. Landlord shall provide insurance of the following character. Tenant shall reimburse Landlord for its proportionate share 51.24% of all costs and expenses incurred by Landlord for insuring the facility.

A) Rental Interruption insurance in amounts equal to Tenant's total rental obligation for twelve (12) full months under this Lease, plus the total of the estimated cost to Tenant of taxes, assessments, insurance premiums and common area charges.

B) All Risk Property; Fire and Extended Coverage in the standard fire extended coverage and the special extended coverage endorsements providing all risk insurance in an amount equal to full replacement value of the building and all improvements. Said estimate shall be revised at the expiration of the initial term of the insurance policy and shall be revised by the Landlord at each renewal of said policy.

     At the option of Landlord, Tenant shall reimburse Landlord for its proportionate share 51.24% of all costs and expenses for the insurance for this facility within ten (10) says of presenting the insurance bill, or, at the option of Landlord, in monthly installments due on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. Tenant’s proportionate share shall be 51.24% of the total insurance costs of the entire center.

     All insurance policies required under this Article IV shall be issued by companies of recognized financial standing, rated at least A VII by Best's Insurance Guide and duly licensed to do business under the laws of the State of Michigan. Every policy which Tenant is obligated to carry under the provisions of this Section shall contain an agreement by the insurer that it will not cancel or materially modify such policy except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord, upon delivery of its occupancy of the demised premises, the original or duplicate policies or certificates of the insurers, evidencing all of the insurance which is required to be maintained by Tenant hereunder, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance deliver other original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance. If Tenant fails to effect, maintain, or renew any insurance provided for in this Section, or to pay the premium therefor, or to deliver to Landlord any of such policies or certificates, then in any of said events, Landlord, at its option, but without obligation so to do, may upon five (5) days notice to Tenant, procure such insurance. Any sums expended by Landlord to procure such insurance shall be additional rent hereunder and shall be repaid by Tenant within five (5) days following the date on which expenditures shall be made by Landlord.

     Such insurance may be by so-called "blanket" policy coverage, provided, however, that such "blanket" policy coverage allocates a satisfactory amount of insurance to the demised premises, that this amount is not subject to deduction because of coinsurance, and that adjustment in payment of the insurance so allocated will be in the amounts specified in the Lease. Further, said blanket coverage shall not be subject to invalidation as to the demised premises because of any act or omission by the Tenant.

     Tenant covenants to indemnify Landlord, and save it harmless from and against any and all claims, actions, damages, liability and expense, including attorney fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises or the occupancy or use by Tenant of the leased premises or any part thereof, arising from or out of Tenant's failure to comply with any provisions of this Lease or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, customers or licensees. For the purpose hereof, the leased premises shall include service areas adjoining the same, including the parking areas, and the loading platform areas. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold it harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney fees that may be incurred in enforcing the Tenant's covenants and agreements in this Lease.

     Tenant further agrees that if insurance premiums for the entire premises are increased due to the nature of the Tenant's use of the demised premises, then the entire increase shall be the sole responsibility of Tenant.

ARTICLE V PAYMENT BY LANDLORD

     Section 1. If the Tenant shall default in any payment or expenditure other than rent required to be paid or expended by the Tenant under the terms hereof, the Landlord may at its option make such payment or expenditure, in which event the amount thereof shall be payable as rental to the Landlord by the Tenant on the next ensuing rent day, together with interest at fifteen (15%) percent per annum from the date of such payment or expenditure by the Landlord and on default in such payment the Landlord shall have the same remedies as on default in payment of rent.

ARTICLE VI ASSIGNMENT

     Section 1. Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein, and not to lease or sublet the leased premises or any part or parts thereof or any right or privilege appurtenant thereto, and not to allow anyone to conduct business at, upon or from the leased premises or to come in, by, through or under it, in all cases either by voluntary or involuntary act of Tenant or by operation of law or otherwise, without the written consent of Landlord, which consent shall not be unreasonably withheld. It is anticipated that Tenant will sublease lab and office space to Chromatofast, Inc., a Michigan corporation, and Titan Engineering, Inc., a Michigan corporation; provided, however, Tenant will obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld and provided that Tenant remains solely liable under all of the terms and conditions of this Lease. The sale, issuance or transfer of any voting stock of Tenant or Tenant's Guarantor, if any, which results in a change in the voting control of Tenant, or Tenant's Guarantor, if any, shall be deemed to be an assignment of this Lease within the meaning of this Article. Any such prohibited act by Tenant (or any attempt at same) either voluntarily or involuntarily or by operation of law or otherwise, shall at Landlord’s option, terminate this Lease and any such purported act shall be null and void.

ARTICLE VII ALTERATIONS

     Section 1. Tenant shall not make or cause to be made any alterations, additions or improvement to the leased premises without the prior written approval of Landlord. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought.

     Section 2. All alterations, decorations, additions and improvements made by Tenant shall be deemed to have attached to the leasehold and to have become the property of Landlord upon such attachment; upon expiration of this Lease or any renewal term thereof, Tenant shall not remove any of such alterations, decorations, additions and improvements, except that trade fixtures installed by Tenant may be removed, if all rents and other charges due herein are paid in full and Tenant is not otherwise in default hereunder; provided, however, that Landlord may designate by written notice to Tenant those alterations and additions which shall be removed by Tenant at the expiration or termination of the Lease and Tenant shall promptly remove the same and repair any damages to the leased premises caused by such removal or shall reimburse Landlord for the cost of repairing such damage.

     Section 3. Landlord acknowledges that Tenant intends to construct a clean room in the high bay area of the leased premises and related items approved by Landlord. In the event Tenant elects to proceed with the construction of the clean room on the leased premises, Tenant, at its sole cost and expense, shall design, construct, repair and restore the clean room in accordance with plans and specifications (as they may be amended by approved change orders, the "Tenant Plans") to be submitted to Landlord for its approval. The Tenant Plans shall set forth in detail the requirements for the construction of the clean room (the "Tenant Improvements") and shall include, but not be limited to, all necessary civil, architectural, structural, mechanical, electrical, design and documentation required for the Tenant Improvements and shall conform to all applicable laws, ordinances, building codes, and requirements of public authorities and insurance underwriters and shall be signed and sealed by a professional engineer and/or an architect, each licensed and registered in the state in which the leased premises are located and each maintaining errors and omissions insurance coverage in the amount of at least $500,000. Tenant agrees to design and construct the Tenant Improvements in accordance with the Tenant Plans in a good and workmanlike manner, and in conformity with the construction guidelines provided by Landlord. In addition, a list of all contractors shall be submitted to Landlord for Landlord's approval, which approval shall not be unreasonably withheld. The Tenant's Plans are expressly subject to Landlord's approval, such approval not to be unreasonably withheld or delayed. Landlord shall review the Tenant's Plans and give Tenant a response regarding its approval of the same within fifteen (15) days after receipt thereof. If Landlord shall be dissatisfied in any material respect with the Tenant's Plans, Tenant shall promptly modify the same to the reasonable satisfaction of Landlord. Landlord's approval of the Tenant Plans shall not constitute a representation, warranty or agreement of, and Landlord shall have no responsibility or liability for the completeness or design sufficiency thereof or the compliance thereof with any laws, rules or regulations of any governmental or other authority.

Tenant agrees that all materials to be used by it in construction of the Tenant Improvements shall be of good quality and Tenant shall not impair the structure or the roof of the building in which the leased premises is located in connection therewith. Tenant agrees that it shall cause the clean room to be designed, constructed and completed in an orderly, clean and safe manner and that while the construction work is being performed, Tenant and its contractors shall provide builder's risk insurance coverage with Landlord as a named insured, which insurance coverage shall meet the criteria reasonable prescribed by Landlord. In the event that Tenant shall fail, for any cause, to complete the clean room on or before the Commencement Date, Landlord shall not be subject to any liability therefore nor shall such failure effect the validity of this Lease and Tenant's obligations hereunder, including Tenant's obligation to commence the term of the Lease and to pay rent and other sums due hereunder. Tenant will keep the leased premises free of liens of any sort and will hold Landlord harmless from any liens which may be placed on the leased premises. In the event a construction or other lien shall be filed against the leased premises or Tenant's interest therein as a result of any work undertaken by Tenant or its employees, agents, contractors or subcontractors, or as a result of any construction, repairs or alterations made by or any other act of Tenant or its employees, agents, contractors or subcontractors, Tenant shall, within twenty (20) days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the lien claimant or by filing a bond (as provided by statute) as security for the discharge of such lien provided such lien is not the result of Landlord's failure to release funds received as Improvement Rent. In the event Tenant shall fail to discharge such lien, Landlord shall after have the right to procure such discharge by filing such bond, and Tenant shall pay the cost of such bond to Landlord on demand as additional. Landlord may designate by written notice to Tenant that all or any portion of the clean room and any other alterations, additions, improvements and fixtures made by or for Tenant, shall be removed by Tenant at the expiration or termination of the Lease and Tenant shall promptly remove the same and restore and repair any damage to the leased premises caused by such removal.

     Section 4. In the event Tenant receives a bona fide offer from a third party to construct the Tenant Improvements (the “Proposed Construction Agreement”) which Construction Agreement Tenant desires to accept, Tenant shall give Landlord written notice of the Proposed Construction Agreement, including a description of the terms and conditions contained therein, and Landlord shall have the first right to construct the Tenant Improvements upon the same terms and conditions as set forth in the Proposed Construction Agreement. Landlord's election must be made by delivery of written notice to Tenant within three (3) business days after receipt of notice of the Proposed Construction Agreement from Tenant, and upon such exercise, Landlord and Tenant shall have an additional ten (10) days in which to enter into a binding construction agreement upon the terms set forth in the Proposed Construction Agreement and otherwise acceptable to Landlord and Tenant. In the event Landlord rejects the Proposed Construction Agreement, fails to accept the Proposed Construction Agreement within the three (3) day period, or the construction agreement is not entered into between Landlord and Tenant within the said ten (10) day period, Tenant shall have the right to enter into the Proposed Construction Agreement, and upon entering into the Proposed Construction Agreement, Tenant's first right to construct the Tenant Improvements as provided herein shall expire. Notwithstanding anything in this Article VII, Section 4 to the contrary, in the event that Tenant provides written notice to Landlord within sixty (60) days from the date of this Lease that it will use and does use pre-designed, pre-engineered modular clean rooms tested and certified to Federal Standards (FS 209E), Institute of Environmental Sciences (IES) Recommended Procedures, and ISO/FDIS (Clean Rooms and Associated Controlled Environment Standards), the option granted to Landlord in this Article VII, Section 4 will not apply.

ARTICLE VIII EMINENT DOMAIN

     If the whole or more than fifty (50%) percent of the leased premises shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such a taking, then the term of this Lease shall cease on the part so taken, as of the day possession shall be taken by such public authority, and the rent shall be paid up to that date. Landlord or Tenant may, by written notice to the other, within thirty (30) days from the date possession is taken by public authority, terminate this Lease. In the event that neither Landlord or Tenant terminates this Lease, all of the terms herein provided shall continue in effect, except that as of the date possession is taken by public authority, the rent and other charges payable by Tenant to Landlord shall be reduced in proportion to the floor area of the leased premises taken and Landlord shall, at its expense, make all necessary repairs or alterations to the basic building, so as to constitute the remaining leased premises as a complete architectural unit, and Tenant, at Tenant's sole cost, shall similarly act with respect to Tenant's improvements, trade fixtures, furnishings and equipment. All damages awarded for such taking under the power of eminent domain or sale under threat or in lieu of such taking, whether for the whole or a part of the leased premises, shall belong to and be the property of Landlord, irrespective of whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the leased premises, and Tenant shall have no claim against either Landlord or the condemning authority with respect thereto; provided, however, that Landlord shall not be entitled to any award specifically designated as compensation for, depreciation to, and cost of removal of Tenant's stock and fixtures.

ARTICLE IX MAINTENANCE AND REPAIRS

     Section 1. Landlord shall, at its own expense, make all necessary repairs to the roof, outer walls, footings and foundation of the premises which repairs are occasioned by structural defects. Tenant shall, at its expense, take care of the demised premises both inside and out and keep the same and all parts thereof, by way of illustration, but not limitation, the roof and four outer walls, together with any and all alterations, additions and improvements therein or thereto, in good order and condition, suffering no waste or injury, and shall promptly make all needed repairs and replacements, in and to any building or structure or equipment now or hereafter erected upon the demised premises, including vaults, sidewalks, water, sewer and gas connections, pipes and mains, and all other fixtures, machinery and equipment now or hereafter belonging to or connected with said premises or used in their operation. All such repairs and replacements shall be of first class quality sufficient for the proper maintenance and operation of the demised premises. The Tenant shall not allow the accumulation of waste or refuse matter, not permit anything to be done upon the demised premises which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of Article IV hereof. The Tenant shall not obstruct or permit the obstruction of the street or sidewalk and shall keep the sidewalk and curb adjoining the demised premises clean and free of snow and ice.

     Landlord shall be responsible for the repair and maintenance of the parking lot, landscaping and security related to the parking areas. Tenant agrees to pay Landlord Tenant's proportionate share of all costs and expenses of every kind and nature paid or incurred by Landlord pursuant to Article IX, Section 1. Tenant's proportionate share for the purposes of this Article shall be 51.24%. In addition, Tenant shall be fully responsible for any repairs, at its expense, caused by its negligence, abuse, use or occupancy of the demised premises or building(s) comprising the demised premises. Notwithstanding anything in this Article IX, Section 1 to the contrary, during the entire lease term, if Tenant is required to replace a major capital component to the leased premises, the cost of replacement shall be amortized over the replacement's ten year life expectancy and Tenant shall be required to pay its proportionate share for such replacement based upon the remaining term or, the Lease during which Tenant continues to occupy the leased premises.

     Section 2. The Tenant shall at its own expense under penalty of forfeiture and damages promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, County and State authorities affecting the premises hereby leased and the cleanliness, safety, occupation and use of same.

     Section 3. The Landlord shall have the right to enter upon the leased premises at all reasonable hours after two (2) business days notice (except in the case of emergency) for the purpose of inspecting the same. If the Landlord deems any repairs necessary, he may demand that the Tenant make the same and if the Tenant refuses or neglects forthwith to commence such repairs and complete the same with reasonable dispatch, the Landlord may make or cause to be made such repairs and shall not be responsible to the Tenant for any loss or damage that may accrue to its stock or business by reason thereof, and if the Landlord makes or causes to be made such repairs, the Tenant agrees that it will forthwith on demand pay to the Landlord the cost thereof with interest at fifteen (15%) percent per annum, and if it shall make default in such payment, the Landlord shall have the remedies provided in Paragraph 6 hereof.

     Section 4. The Landlord reserves the right of free access at all times to the roof of said leased premises. The Tenant shall not erect any structures for storage or any aerial, or use the roof for any purpose without the consent in writing of the Landlord.

ARTICLE X RIGHT TO ERECT SIGNS

     Section 1. Tenant is hereby granted the right to erect signs on the exterior of the building which shall be constructed in conformity with all requirements of local law and shall be subject to the prior written approval of Landlord, with regard to location, size and methods of attachment, which approval will not be unreasonably withheld. Tenant agrees to hold Landlord harmless from any liability arising out of or in connection with the erection or maintenance of such signs.

     Landlord covenants that it will not allow any other Tenant to erect signs on the face of the portion of the building in which the demised premises are located.

ARTICLE Xl LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

     Section 1. Landlord may, without notice, if in the opinion of Landlord an emergency exists, perform any covenant or condition of this Lease for the Tenant's account and at the Tenant's expense, in the event that the Tenant shall default in the performance of any such covenant or condition. Tenant shall reimburse Landlord for all costs and expenses of Landlord, including reasonable attorney fees, thereby incurred within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure by Tenant to so reimburse Landlord within such ten (10) day period shall constitute a default by Tenant under this Lease and shall carry with it the same consequences as failure to pay any installment of rental. Landlord's rights and remedies pursuant to this Article shall be an addition to any and all other rights and remedies provided under this Lease or at law and shall survive the termination of this Lease.

ARTICLE XII DEFAULT

     Section 1. If any one or more of the following events (herein sometimes called "events of default") shall happen:

A) If default shall be made in the due and punctual payment of any rent, or in the payment of any other sum of money required to be paid by Tenant under this Lease or any part thereof, when and as the same shall become due and payable, and such default shall continue for a period of seven (7) days after notice from Landlord to Tenant specifying the items in default; or

B) In the event Tenant shall be in default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in the above Section (A) and if such default is not cured within thirty (30) days after written notice thereof given by the Landlord, excepting such defaults that cannot be cured completely within such thirty (30) day period, provided that the Tenant shall within such thirty (30) day period, promptly commence and proceed with reasonable diligence and in good faith to remedy such default;

then and in any such event Landlord at any time thereafter may give written notice to Tenant specifying such event of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least seven (7) days after the giving of such notice, and upon the date specified in such notice this Lease and the term hereby demised and all rights of Tenant sunder this Lease, including any renewal privileges, whether or not exercised, shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

     Section 2. Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the demised premises to Landlord, and Landlord, upon or at any such expiration or termination, may without further notice, enter upon and reenter the demised premises and possess and repossess itself thereof, by summary proceedings, ejectment or other legal proceedings, and may dispossess Tenant and remove Tenant and all other persons and property from the demised premises and may have, hold and enjoy the demised premises and the right to receive all rental of and from the same. In the event that the Landlord shall, during the period covered by this Lease, obtain possession of said premises by reentry, summary proceedings, or otherwise, the Tenant hereby agrees to pay the Landlord the expense incurred in obtaining possession of said premises and also all expenses and commissions which may be paid in and about the letting of the same, and all other damages.

     Section 3. If this Lease shall terminate pursuant to this Article, or by summary proceedings or otherwise, or if the demised premises or any part thereof shall be abandoned by Tenant, or shall become vacant during the term hereof, Landlord may in its own name, but as agent for Tenant if this lease not be terminated, or if this lease be terminated, in its own behalf, relet the demised premises or any part thereof, or said premises, with additional premises for such term or terms, (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include reasonable concessions or free rent and alterations of the demised premises) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the demised premises or any part thereof, or of any failure to collect any rent due upon such reletting.

     Section 4. No such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy shall relieve Tenant of its liability and obligation under this Lease, whether or not the demised premises shall be relet. In any such event Tenant shall pay Landlord the rent and all other charges required to be paid by Tenant up to the time of such event. Thereafter:

A) 1. Tenant, until the end of the term of this Lease, or what would have been such term in the absence of any such event, shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the rent and other charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions above, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting.

2. Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the net rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

3. At any time after the expiration or termination of this Lease pursuant to this Article, in lieu of collecting any further monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as damages, in addition to the damages provided for in Section 8, damages computed in the manner set forth in this Section A, minus any such monthly deficiencies previously recovered from Tenant.

B) 1. In case of any breach of this Lease mentioned in Sections 6 and 7, Landlord shall immediately and ipso facto, without notice or other action by Landlord, become entitled to recover from Tenant, as damages for such breach, in addition to any damages becoming due under Sections 6 and 7, an amount equal to the difference between the rent and other charges reserved in this Lease from the date of such breach to the date of the expiration of the original term demised and the then fair and reasonable rental value of the premises for the same period. Said damages shall become due and payable to Landlord immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installment of rent thereafter becoming due and the fair and reasonable rental value of the premises for the period for which such installment was payable shall be discounted to the date of such breach at the rate of not more than four (4%) percent per annum.

2. If and so long as the term of this Lease shall continue, the rent reserved herein for the unexpired term of the Lease after a breach mentioned in Sections 6 and 7, shall be reduced by the amount of such liquidated damages as may be paid to Landlord, such reduction being applied proportionately to each installment of rent thereafter becoming due. During the continuance of the Lease after such a breach and until such damages are paid to Landlord, the whole amount of each installment of rent herein reserved shall be due and payable at the time herein specified and if, by reason of the subsequent payment of liquidated damages, and the resulting reduction in rental, Landlord shall have received a sum in excess of all installments, as so reduced, becoming due after the breach and before the collection of such damages, such excess shall be refunded upon the receipt of such liquidated damages.

     Section 5. If the demised premises or any part thereof be relet by Landlord for the unexpired term of this Lease or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceeding in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     Section 6. If this Lease be terminated by summary proceedings or otherwise, or if the premises are abandoned or become vacant, and whether or not the premises be relet, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, in addition to any damages becoming due under this Article, the following: an amount equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the demised premises, and all reasonable costs and charges for the care of said premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time as such expenses are incurred by Landlord.

     Section 7. If this Lease be terminated in any manner whatsoever, or if there be any breach of this Lease specified in Section 6 and 7, then and in either of such events, Tenant covenants and agrees, any other covenant in this Lease notwithstanding:

A) That the premises shall be in the same condition as that in which Tenant has agreed to surrender them to Landlord at the expiration of the term hereof.

B) That Tenant, on or before the occurrence of any such event shall perform any covenant contained in this Lease for the making of any improvement, alteration or betterment to the premises, or for restoring or rebuilding any part thereof; and

C) That, for the breach of any covenant above stated in this Section 7, Landlord shall be entitled to recover and Tenant shall pay, ipso facto, without notice or other action by Landlord, the then cost of performing such covenant, less interest thereon at the rate of four (4%) percent per annum for the period between the occurrence of any such event and the time when any such work or act, the cost of which is computed, should have been performed under the other provisions of this Lease had such event not occurred.

     Section 8. Tenant acknowledges that Landlord has certain rights and remedies granted by MCL 600.5701, et seq., MSA 27a.5701, et seq. and all other statutes, court rules and ordinances applicable to the leased premises.

     Section 9. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant, or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant and no breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     Section 10. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings and other remedies were not provided for in this Lease.

     Section 11. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of anyone or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE XIII BANKRUPTCY OR INSOLVENCY

     Section 1. Tenant's interest not transferable. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code.

     Section 2. Termination. In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant's Guarantor, if any, or his executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any State Act or the Bankruptcy Code or if Tenant is adjudicated insolvent by a Court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant or Tenant's Guarantor, if any shall be appointed by reason of the insolvency or inability of Tenant or Tenant's Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of Tenant or Tenant's Guarantor, if any, for the benefit of creditors, then and in any such events, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the leased premises but shall remain liable as herein provided.

     Section 3. Tenant's obligation to avoid Creditors' proceedings. Tenant or Tenant's Guarantor shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this paragraph shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does in addition, reserve any and all other remedies provided in this Lease or in law.

     Section 4. Rights and obligations under the Bankruptcy Code:

A) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows:

1. To perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of "operations" as provided in this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court.

2. To pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the leased premises an amount equal to all rent and other charges otherwise due pursuant to this Lease.

3. To reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter.

4. To give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease.

5. To give at least thirty (30) days prior written notice of any abandonment of the leased premises; any such abandonment to be deemed a rejection of this Lease.

6. To do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

7. To be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

8. To have consented to the entry of any order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of entry of same.

B) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

C. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following:

1. The cure of any monetary defaults and the reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment;

2.The deposit of an additional sum equal to three (3) months rent to be held pursuant to the terms of this Lease.

3.The use of the leased premises as set forth in this Lease.

4.The reorganized debtor or assignee of such debtor in possession or if Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to substantial experience and financial ability to operate out of the leased premises in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease.

5.The prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

ARTICLE XIV SURRENDER OF PREMISES

     Section 1. Tenant shall surrender at the end of the Lease term the premises in good order and repair, except for reasonable wear and tear between the last necessary repair, replacement, restoration or renewal made by Tenant, pursuant to its obligations hereunder.

ARTICLE XV NONLlABILlTY

     Section 1. As a consideration for making this Lease, the Landlord shall not be liable for any failure of public or private utility services to the premises, nor for injury or damage which may be sustained to person or property by the Tenant or any other person caused by or resulting from steam, electricity, gas, water, rain, ice, or snow which may leak or flow from or into any part of said building or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures of the same, the condition of said premises or any part thereof, or through the elevator, if any, or from the street or subsurface, or from any other source or cause whatsoever, whether the same damage or injury shall be caused by or be due to the negligence of the Landlord, the Landlord's agent, servant, employee, or not, nor for interference with light or other incorporeal hereditaments, provided such interference is caused by anybody other than the Landlord, or caused by operations by or for the City in the construction of any public or quasi-public work, neither shall the Landlord be liable for any defect in the building, latent or otherwise.

     Section 2. Then Tenant further acknowledges that it has examined the said leased premises prior to the making of this lease, and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been make by the Landlord or its agent, which are not herein expressed, and the Tenant hereby accepts the leased premises in their present condition at the date of the execution of this Lease.

     Section 3. The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part or for any loss or damage resulting to the Tenant or his property from bursting, stoppage or leaking of water, gas, sewer or steam pipes.

ARTICLE XVI USE AND OCCUPANCY

     It is understood and agreed between the parties hereto that said premises during the continuance of this Lease shall be used and occupied for general office, micro-fabrication and manufacturing, and research and development, and for no other purpose or purposes without the written consent of the Landlord, and that the Tenant will not use the premises for any purpose in violation of any law, municipal ordinance or regulation and that on any breech of this agreement, the Landlord may at its option terminate this Lease forthwith and re-enter and repossess the leased premises.

ARTICLE XVII DAMAGE AND DESTRUCTION

     Section 1. If the portion of the building occupied by Tenant is damaged by fire or any other cause, the following provisions of this Article shall apply:

A) If the damage is to such extent that the cost of restoration, as estimated by Landlord, will equal or exceed thirty (30%) percent of the replacement value of the building (exclusive of foundations) in its condition just prior to the occurrence of the damage, Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant a written notice stating that it elects to terminate this Lease. If such notice shall be given:

1.This Lease shall terminate on the third (3rd) day after the giving of said notice.

2.Tenant shall surrender possession of the premises within a reasonable time thereafter.

3.The rent and additional rent shall be apportioned as of the date of such surrender and any rent paid for any period beyond said date shall be repaid to Tenant.

B) If the cost of restoration, as estimated by Landlord, shall amount to less than thirty (30%) percent of said replacement value of the building, or if despite the cost Landlord does not elect to terminate this Lease, Landlord shall restore the building and the premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall not have the right to terminate this Lease.

Landlord need not restore fixtures, improvements or other property of Tenant.

     Section 2. In any case in which the use of the premises is affected by any damage to the building, there shall be either an abatement or an equitable reduction in rent depending on the period for which the extent to which the premises are not reasonably usable for the purposes for which they are leased hereunder. The words "restoration" and "restore" as used in this Article shall include repairs. If the damage results from the fault of Tenant, or Tenant's agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction of rent, except to the extent, if any, that Landlord receives the proceeds of rent insurance in lieu of such rent.

     Section 3. In the event of any loss or damage to the building, the premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party (its agents, employees and guests).

ARTICLE XVIII NOTICES

     All notices required herein shall be given in writing by certified or registered mail, return receipt requested, if addressed to Landlord, at the place where the rent reserved herein is payable and if addressed to Tenant as follows:

TENANT:

Robin F. Risser, CEO
Picometrix, Inc.
P.O. Box 130243
Ann Arbor, Michigan 48113-0243

With a copy to:

Ian James Reach, Esq.
Reach, Ranney & Carpenter, P.C.
121 W. Washington Street, Suite 400
Ann Arbor, Michigan 48104

or to such other addresses as the parties respectively may designate by notice given in like manner.

ARTICLE XIX HEADINGS AND SECTION NUMBERS

     The headings, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, or construe, or describe the scope of intent of such sections or articles of this Lease nor in any way affect this Lease.

ARTICLE XX UTILITIES

     The Tenant shall pay, as and when the same shall become due and payable, all water and sewer rents, rates, charges, assessments and other utilities supplied to the leased property or the entire facility. If any such utilities are not separately metered or assessed, or are only partially separately metered or assessed and are used in common with other tenants of the building in which the leased property is located, the Tenant will pay to the Landlord an apportionment of such charges for utilities used in common based on square footage of floor space leased to each tenant using such common facilities, in addition to the Tenant's payment of the separately metered charges. For the purposes of this Article XX, Tenant's proportionate share of the commonly used utilities for the entire complex shall be 51.24%. Tenant's proportionate share shall be recalculated, as stated above, for the utilities used in common with other occupants of the facility based upon the total square footage covered by the utility.

ARTICLE XXI ADDITIONAL RULES

     The Landlord may, from time to time, make such reasonable rules and regulations as in the Landlord's judgment may be necessary or advisable for the safety, care and cleanliness of the premises, the cleanliness of the building in which the same are located, the common areas and other tenants occupying said adjoining buildings and for the preservation of good order in said building and adjoining buildings and the use and occupancy of the demised premises shall be conditioned upon observance of the compliance with such rules and regulations.

ARTICLE XXII ADDITIONAL DOCUMENTS

     The parties hereto, upon request, agree to execute any additional documents required to carry out the intent and provisions of this Lease.

ARTICLE XXIII LIGHT AND AIR

     If at any time any windows of the demised premises are temporarily or permanently closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

ARTICLE XXIV INTENTIONALLY OMITTED

ARTICLE XXV WAIVER

     The failure of the Landlord to insist, in anyone or more instances upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord or rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and not waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.

ARTICLE XXVI NO PARTNERSHIP

     Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

ARTICLE XXVII PARTIAL INVALIDITY

     If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

ARTICLE XXVIII LIENS

     The Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the estate of the Landlord or of any interest of the Landlord in the demised premises, or upon or in the building or buildings or improvements thereon or hereafter erected or placed hereon, it being agreed that should the Tenant cause any improvements, alterations or repairs to be made to the demised premises, or material furnished or labor performed therein, or thereon, neither the Landlord nor the demised premises nor any improvements shall under any circumstances be liable for the payment of any expenses incurred or for the value of any work done or material furnished to the demised premises or any part thereof; but all such improvements, alterations, repairs, materials and labor shall be done at the Tenant's expense and the Tenant shall be solely and wholly responsible to contractors, laborers and materialmen, furnishing labor and material to said premises and building or buildings and improvements or any part thereof and all such laborers, materialmen and contractors are hereby charged with notice that they must look solely and wholly to the Tenant and the Tenant's interest in the premises, to secure the payment of any bills for work done and materials furnished.

     In the event a mechanic's lien shall be filed against the demised premises or Tenant's interest therein as the result of the work undertaken by Tenant to ready the demised premises for the opening of Tenant's business or as a result of any repairs or alterations made by Tenant, Tenant shall, within ten (10) days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the mechanic's lien claimant or by filing a bond (as provided by statute) as security therefor. In the event Tenant shall fail to discharge such lien, Landlord shall, among its remedies, have the right to procure such discharge by filing such bond and Tenant shall pay the cost of such bond to Landlord as additional rent upon the first day that rent shall be due thereafter.

ARTICLE XXIX ENTIRE AGREEMENT

     This Lease and the Exhibits, Riders and/or Addenda, if any, attached and signed by the parties, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. If any provisions contained in a Rider or addenda is inconsistent with a provision of this Lease, the provisions contained in said rider or addenda shall supersede the Lease provision.

ARTICLE XXX INTERPRETATION AND USE OF PRONOUNS

     Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, the masculine gender shall include the feminine and neuter genders and the neuter gender shall include the feminine and masculine genders.

ARTICLE XXXI COMPLIANCE WITH LAWS

     Tenant covenants and warrants that during the term of this Lease or any extension thereof, Tenant, at its expense and under penalty of forfeiture and damages, has complied and will continue to comply with all statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal and other applicable governmental authorities now in force or which may hereinafter be in force as pertains to the conduct of Tenant’s business. Tenant agrees to indemnify, save and hold Landlord harmless from any fines or penalties assessed against the demised premises for a violation of any statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal and other governmental authorities as a result of Tenant's improper, unusual or unlawful manner of using the demised premises for the conduct of Tenant's business.

ARTICLE XXXII CONSTRUCTION AND INTERPRETATION

     This Lease shall be construed and interpreted in accordance with the laws of the State of Michigan.

ARTICLE XXXIII RENT TO BE NET TO LANDLORD

     It is the intention of the parties that the rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net annual rent specified herein during the term of this Lease, and that all costs, expenses and obligations of every kind or nature whatsoever relating to the demised premises including, but not limited to all charges made against the leased premises for gas, water, heat and electricity during the continuance of this lease shall be paid as the same shall become due by Tenant except for those costs, expenses and obligations specifically designated as those of Landlord.

ARTICLE XXXIV DELAYS

     Section l. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The party entitled to such extension hereunder shall give written notice as soon as possible to the other party hereto of its claim of right to such extension and the reason(s) therefore. The provisions of this Paragraph shall not operate to excuse Tenant from prompt payment of rent, or any other payments required by the terms of this Lease.

     Section 2. It is understood that if the Tenant shall be unable to enter into and occupy the premises hereby leased at the time above provided, by reason of the said premises not being ready for occupancy, or by reason of the holding over of any previous occupant of said premises, or as a result of any cause or reason beyond the direct control of the Landlord, the Landlord shall not be liable in damages to the Tenant therefor, but during the period the Tenant shall be unable to occupy said premises as hereinbefore provided, the rental therefor shall be abated and the Landlord is to be the sole judge as to when the premises are ready for occupancy.

ARTICLE XXXV INTEREST ON PAST DUE OBLIGATIONS

     Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at fifteen (15%) percent per annum from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

ARTICLE XXXVI LIABILITY OF LANDLORD

     If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the demised premises or building which the demised premises are a part (the "Property") and out of rents or other income from the Property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Property. Neither Landlord nor any of the partners comprising the partnership which is the Landlord herein shall be liable for any deficiency.

ARTICLE XXXVII RE-RENTING

     The Tenant hereby agrees that for a period commencing six (6) months prior to the termination of this Lease, the Landlord may show the premises to prospective Tenants and six (6) months prior to the termination of this Lease, may display in and about said premises and in the windows thereof, the usual and ordinary "TO RENT" signs.

ARTICLE XXXVIII QUIET ENJOYMENT

     The landlord covenants that the said Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid.

ARTICLE XXXIX HOLDING OVER

     Any holding over after the expiration of the term hereof with the consent of Landlord, shall be construed to be a tenancy from month-to-month at one and one-half (1-1/2) times the last month's rental together with an amount estimated by Landlord for the monthly additional charges payable pursuant to this Lease, and shall otherwise be on the same terms and conditions as herein specified so far as applicable. Any holding over without Landlord's consent shall entitle Landlord to reenter the leased premises pursuant to Article XII, Section 2 of this Lease.

ARTICLE XXXX SUCCESSORS

     All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Article VI.

ARTICLE XXXXI FURNISHING OF FINANCIAL STATEMENTS

     Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with financial statements reflecting Tenant's current financial condition, and written evidence of ownership of controlling stock interest if Tenant is a corporation.

ARTICLE XXXXII ACCORD AND SATISFACTION

     Payment by Tenant or receipt by Landlord of a lesser amount than the rent or other charges herein stipulated shall be deemed to be on account of the earliest due stipulated rent or other charges, and no endorsement or statement on any check or any letter accompanying any check payment as rent or other charges shall be deemed an accord and satisfaction and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy in this Lease to the Tenant.

ARTICLE XXXXIII EXECUTION OF LEASE; NO OPTION

     The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest by Tenant in, the leased premises. Execution of this Lease by Tenant and returned to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to the Tenant.

ARTICLE XXXXIV RECORDING

     Tenant shall not record this Lease without the written consent of Landlord.

ARTICLE XXXXV WAIVER OF COUNTERCLAIMS

     In the event Landlord commences any proceedings for nonpayment of rent or as a result of the holding over of Tenant after the expiration of the term of this Lease, Tenant will not interpose any counter-claim of whatsoever nature or description in any such proceedings, which shall not be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

ARTICLE XXXXVI ESTOPPEL STATEMENT

     Tenant agrees within ten (10) days after request therefor by Landlord, to execute in recordable form and deliver to Landlord a statement, in writing, certifying (a) that this Lease is in full force and effect; (b) date of commencement of the term of this Lease; (c) that rent is paid currently without any off-set or defense thereto; (d) the amount of rent, if any, paid in advance; (e) whether this Lease has been modified and, if so, identifying the modifications; and (f) that there are no uncured defaults by Landlord or stating those claimed by Tenant provided that, in fact, such facts are accurate and ascertainable.

ARTICLE XXXXVII ATTORNMENT

     In the event any proceedings are brought for the foreclosure of, or in the event of a conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under any mortgage and/or deed of trust made by Landlord covering the leased premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the demised premises or any portion thereof containing the demised premises, this Lease shall remain in full force and effect and Tenant hereby attorns to and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to, such successor in interest and recognizes such successor as the Landlord under this Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the leased premises by, through or under the Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the leased premises.

ARTICLE XXXXVIII SUBORDINATION

     Tenant agrees that this Lease shall, at the request of the Landlord, be subordinate to any first mortgage on deeds of trust that may hereafter be placed upon said premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize the Lease of said Tenant in the event of foreclosure if Tenant is not in default. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees upon request of Landlord, any mortgagee or any trustee, it shall execute whatever instruments may be required to carry out the intent of this Article. So long as Tenant has complied with every term and condition of this Lease and has not been or is not currently in material default under any of the terms and conditions contained in the Lease, Landlord shall provide Tenant with a non-disturbance agreement signed by any subsequent lender or lien holder of record.

ARTICLE XXXXIX REMEDIES

     Failure of the Tenant to execute any of the above instruments within fifteen (15) days upon written request so to do by Landlord shall constitute a breach of this Lease and the Landlord may, at its option, cancel this Lease and terminate the Tenant's interest therein. Further, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments.

ARTICLE XXXXX EXECUTION OF LEASE

     If either party hereto is a partnership, limited partnership, corporation or other joint venture or association, the individual(s) executing this Lease on behalf of such entity warrant and represent that such entity is validly organized and existing and authorized to do business under the laws of the State of Michigan, that the form of entity is as set forth in the introductory paragraph of this Lease and the acknowledgments at the end of this Lease, that the entity has full power and lawful authority to enter into this Lease in the manner and form herein set forth, and that the execution of this Lease by such individual(s) is proper and sufficient to legally bind such entity in accordance with the terms and conditions hereof. If Tenant consists of more than one person or entity, then the obligations imposed on Tenant shall be joint and several.

ARTICLE XXXXXI

INTENTIONALLY OMITTED

ARTICLE XXXXXII OPERATION AND MAINTENANCE OF COMMON AREAS

     For the purpose of this Article and wherever else used in this Lease, the Common Areas shall be defined as the areas designated by Landlord as Common Areas from time to time, including by way of illustration and not limitation, all parking areas, access roads and facilities which may be furnished by Landlord, including all parking areas, the truckway or ways, driveways, loading docks and areas, package delivery areas, sidewalks, courts and ramps, signage, landscaped and planting areas, retaining walls, any utility systems or other facilities which are used for the operation of, or in connection with Landlord's building and all other areas, and improvements which may be provided by the Landlord for the general use in common of the Tenants, their officers, agents, employees and customers.

     Landlord hereby grants to Tenant and Tenant’s employees, agents, customers and invitees the right, during the term hereof, to use in common with others entitled to the use thereof, the Common Areas. The manner in which such Common Areas and facilities are and hereafter shall be constructed, operated, managed, insured and maintained and expenditures therefor shall be at the sole discretion of the Landlord, and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time.

     Landlord may close any of the Common Areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas. Landlord may also close temporarily any of the Common Areas for maintenance.

ARTICLE XXXXXIII TENANT'S PRO-RATA SHARE OF OPERATING AND COMMON AREA EXPENSES

     (a) Tenant shall pay, as additional rent, as hereinafter provided, a proportionate share of all costs and expenses of every kind and nature paid or incurred by Landlord in the operation, managing and maintenance of the entire Common Areas, which shall include, without limitation, lighting, heating, air conditioning, utilities, personal property taxes, cleaning, rubbish removal, snow removal, line painting, policing and security, repairs and replacements, management fees, and as amount equal to fifteen (15%) percent of the total of all the foregoing costs and expenses to cover Landlord's administrative costs, decorations, extermination, the cost of landscaping, drainage and lighting facilities as may be from time to time necessary, all salaries and compensation in connection with such operation and maintenance. Cost of operation and maintenance shall include (i) the depreciation of the cost of acquiring and installing the equipment used in maintenance and any equipment and facilities acquired by Landlord to reduce energy consumption or to otherwise reduce such costs and expenses of operating and maintaining the Common Areas and interest charges paid in connection with financing the cost of such equipment, but shall not include the original cost of such equipment or replacements thereof; and (ii) all costs and expenses paid by Landlord in connection with the operation and maintenance of said Common Areas, including without limitation, legal, architectural and engineering fees. The proportionate share to be paid by Tenant of such costs and expenses shall be 51.24%.

     (b) Tenant's proportionate share of such costs and expenses for each lease year and partial lease year shall be paid in monthly installments on the first day of each calendar month, in advance, in a) an amount estimated by Landlord from time to time or b) from monthly billings provided to Tenant. If said amount is estimated by Landlord then subsequent to the end of each lease year and/or partial lease year, Landlord shall furnish Tenant with a statement of Tenant's proportionate share of such costs and expenses for such period. In this event if the amount paid by Tenant under this Section for any lease year or partial lease year shall be less than the actual amount due from Tenant for such lease year or partial lease year as shown on such statement, Tenant shall pay Landlord such deficiency within thirty (30) days after the furnishing of such statement, and if the amount paid by Tenant hereunder for any such lease year or partial lease year shall exceed such actual amount due from Tenant for such lease year or partial lease year, such excess shall be credited against the next installment due under this Section, or upon the expiration of the term of this Lease, such excess shall be refunded to Tenant.

ARTICLE XXXXXIV FACSIMILES:

     Landlord and Tenant agree that a facsimile transmission of any original document shall have the same effect as an original. Any signature required on an original shall be completed when a facsimile copy has been signed. The parties agree that signed facsimile copies of documents shall be appended to the originals thereof, integrated therewith and given full effect as if an original.

ARTICLE XXXXXV TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

     Section 1. HAZARDOUS SUBSTANCE. The term "Hazardous Substances", as used in this Lease, shall include without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyl’s (PCBs), chemicals knows to cause cancer of reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

     Section 2. TENANT'S RESTRICTIONS. Tenant shall be responsible for:

     (a) Any violation of any federal, state or local law, ordinance or regulation now or hereafter enacted, related to environmental conditions on, under, or about the premises, or arising from Tenant's use or occupancy of the premises, including but not limited to, soil and ground water conditions, or

     (b) The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance on, under, or about the premises, or the transportation to or from the premises of any Hazardous Substance.

     Section 3. ENVIRONMENTAL CLEAN-UP. Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of hazardous substance ("Laws").

     Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

     Should any Authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substance that occurs during the term of this Lease, at or from the premises, or which arises at any time from Tenant's use or occupancy of the premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleaning plans.

     Tenant shall, at Tenant's own expense, promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 3 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section 3.

     Section 4. TENANT'S INDEMNITY. Tenant shall indemnify, defend and hold harmless Landlord, the manager of the property and their respective offices, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this Lease, at or from the premises, or which arises at any time from Tenant's use or occupancy of the premises or from Tenant's failure to provide all information, make all submissions and take all steps required by all Authorities under the Laws and all other environmental laws.

     Section 5. SURVIVAL OF TENANT'S OBLIGATIONS AND LIABILITIES. Tenant's obligations and liabilities under this paragraph shall survive the expiration of this Lease Agreement.

ARTICLE XXXXXVI RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

     In the event Landlord receives a bona fide offer from a third party to lease additional space located on the Property (the "Lease Offer") which Lease Offer Landlord desires to accept, Landlord shall give Tenant written notice of the Lease Offer, including a description of the terms and conditions contained therein, and Tenant shall have the first right to lease the additional space upon the same terms and conditions as set forth in the Lease Offer. Tenant's election must be made by delivery of written notice to Landlord within three (3) business days after receipt of notice of the Lease Offer from Landlord, and upon such exercise, Landlord and Tenant shall have an additional ten (10) days in which to enter into a binding lease agreement upon the terms set forth in the Lease Offer and otherwise acceptable to Landlord and Tenant. In the event Tenant rejects the Lease Offer, fails to accept the Lease Offer within the three (3) day period, or the lease agreement is not entered into between Landlord and Tenant within the said ten (10) day period, Landlord shall have the right to lease the additional space pursuant to the Lease Offer, and upon such leasing, the Tenant's first right to lease offered additional space as provided herein shall expire.

ARTICLE XXXXXVII RIGHT OF FIRST REFUSAL TO PURCHASE

     In the event Landlord receives a bona fide offer from a third party to purchase the building (the "Offer") which Offer Landlord desires to accept, Landlord shall give Tenant written notice of the Offer, including a description of the terms and conditions contained therein, and Tenant shall have the first right to purchase the building upon the same terms and conditions as set forth in the Offer. Tenant's election must be made by delivery of written notice to Landlord within three (3) business days after receipt of notice of the Offer from Landlord, and upon such exercise, Landlord and Tenant shall have an additional ten (10) days in which to enter into a binding purchase agreement upon the terms set forth in the Offer and otherwise acceptable to Landlord and Tenant. In the event Tenant rejects the Offer, fails to accept the Offer within the three (3) day period, or the purchase agreement is not entered into between Landlord and Tenant within the said ten (10) day period, Landlord shall have the right to sell the building pursuant to the Offer, and upon such sale, the Tenant's first right to purchase the building as provided herein shall expire.

ARTICLE XXXXXVIII OPTION TO EXTEND:

     During such time as Tenant shall be free from default with reference to any of Tenant's obligations and liabilities hereunder, Tenant, at Tenant's option shall have the right to extend the term of this Lease for two (2) additional five (5) year period, upon the same terms and conditions as are set forth herein, with the exception that the base rental to be paid during the five (5) year extension shall be adjusted as follows:

     A. The annual Base Rent to be paid during each five (5) year extension or option period shall be adjusted by eighty percent (80%) of the total percentage increase from the base period of all items (all items component of the revised Consumer Price Index -nearest major city average for urban wage earners and clerical workers 1982-84=100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

     In no event shall the adjustment of base rent under this paragraph be less than a fifteen (15%) percent increase of base rent paid during the last year of the initial term of this Lease or the preceding option term. For the purpose of this Lease, the term "Base Period" shall refer to the date which said Index is published which is closest to the 2000 Lease Commencement Date. In the event such Index is discontinued, comparable statistics on the purchasing power of the Consumer dollar published at the time of said discontinuance by a responsible financial authority, shall be used for making such computation.

     B. Tenant shall not be required to pay the Improvement Rent during any extension or option period.

     C. Tenant shall exercise such option by giving Landlord written notice thereof by registered or certified mail, return receipt requested, not less than six (6) months prior to the expiration of the initial term of this Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

LANDLORD:

JAGAR L.L.C., a Michigan limited liability company

By:	/s/ Michael Roth
Its: Member

TENANT:

PICOMETRIX, INC., a Michigan corporation

By:	/s/ Robin F. Risser
Its: Chief Executive Officer